              As filed with the Securities and Exchange Commission
                                on June 30, 2000

                                                     Registration No.333-_______

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           J. ALEXANDER'S CORPORATION
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   62-0854056
                     (I.R.S. employer identification number)

                                 P.O. BOX 24300
                         3401 WEST END AVENUE, SUITE 260
                           NASHVILLE, TENNESSEE 37203
          (Address of principal executive offices, including zip code)

                           J. ALEXANDER'S CORPORATION
                       1994 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                R. GREGORY LEWIS
                                 P.O. BOX 24300
                         3401 WEST END AVENUE, SUITE 260
                           NASHVILLE, TENNESSEE 37203
                     (Name and address of agent for service)

                                 (615) 269-1900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                  Proposed            Proposed
        Title of                                   maximum             maximum         Amount of
      securities to         Amount to be       offering price         aggregate      registration
      be registered          registered         per share(1)      offering price(1)       fee
-------------------------------------------------------------------------------------------------
Common Stock                   400,000              $3.75            $1,500,000          $396
=================================================================================================

(1) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended ("Securities Act"), based on the average of the high and low sales prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on June 26, 2000.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.05 per share (the "Common Stock"), of J. Alexander's Corporation, a Tennessee corporation (the "Registrant"), issuable pursuant to the J. Alexander's Corporation 1994 Employee Stock Incentive Plan, as amended. The Registrant's previously filed Registration Statements on Form S-8 (No. 33-77476 and No. 333-49393), as filed with the Securities and Exchange Commission (the "Commission") on April 7, 1994 and April 3, 1998, respectively, are hereby incorporated by reference.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended January 2, 2000;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 2000; and

         3. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock registered hereby will be passed upon for the Registrant by Bass, Berry & Sims PLC, Nashville, Tennessee.
J. Bradbury Reed, a member of Bass, Berry & Sims PLC, is a director of the Registrant. Mr. Reed beneficially owns approximately 55,712 shares of Common Stock.

Item 8.  Exhibits

         See Exhibit Index (page II-4)

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


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


             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on the 28th day of June, 2000.


                                    J. ALEXANDER'S CORPORATION



                                    By: /s/ Lonnie J. Stout II
                                        ----------------------------------------
                                        Lonnie J. Stout II
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                             Title                              Date
              ---------                             -----                              ----
/s/ Lonnie J. Stout II                   Chairman, President,                         6/28/00
-------------------------------------    Chief Executive Officer and Director
Lonnie J. Stout II                       (Principal Executive Officer)


/s/ R. Gregory Lewis                     Vice President and Chief Financial           6/28/00
-------------------------------------    Officer (Principal Financial Officer)
R. Gregory Lewis


/s/ Mark A. Parkey                       Vice President and Controller                6/28/00
-------------------------------------    (Principal Accounting Officer)
Mark A. Parkey


/s/ E. Townes Duncan                     Director                                     6/28/00
-------------------------------------
E. Townes Duncan


/s/ Garland G. Fritts                    Director                                     6/30/00
-------------------------------------
Garland G. Fritts


/s/ J. Bradbury Reed                     Director                                     6/27/00
-------------------------------------
J. Bradbury Reed


/s/ John L.M. Tobias                     Director                                     6/28/00
-------------------------------------
John L.M. Tobias

                                  EXHIBIT INDEX

  Exhibit Number                         Description
  --------------                         -----------

         4.1 Charter (Exhibit 3(a) of the Registrant's Report on Form 10-K for the year ended December 30, 1990, is incorporated herein by reference).

         4.2 Amendment to Charter dated February 7, 1997 (Exhibit 3(a)(2) of the Registrant's Report on 10-K for the year ended December
                  29, 1996, is incorporated herein by reference).

         4.3 Restated Bylaws as currently in effect. (Exhibit 3(b) of the Registrant's Report on Form 10-K for the year ended January 3,
                  1999, is incorporated herein by reference).

         4.4 Form of Indenture dated as of May 19, 1983, between the Registrant and First American National Bank of Nashville,
                  Trustee (Exhibit 4 of the Registrant's Quarterly Report on
                  Form 10-Q for the quarter ended June 30, 1983, is incorporated herein by reference).

         4.5      Rights Agreement dated May 16, 1989, by and between the
                  Registrant and NationsBank (formerly Sovran Bank/Central
                  South) including Form of Rights Certificate and Summary of
                  Rights (Exhibit 3 to the Report on Form 8-K dated May 16,
                  1989, is incorporated herein by reference).

         4.6 Amendments to Rights Agreement dated February 22, 1999, by and between the Registrant and SunTrust Bank. (Exhibit 4(c) of the Registrant's Report on Form 10-K for the year ended January 3,
                  1999, is incorporated herein by reference).

         4.7 Amendment to Rights Agreement dated March 22, 1999, by and between the Registrant and SunTrust Bank. (Exhibit 4(d) of the Registrant's Report on Form 10-K for the year ended January 3,
                  1999, is incorporated herein by reference).

         4.8 Stock Purchase and Standstill Agreement dated March 22, 1999, by and between the Registrant and Solidus, LLC. (Exhibit 4(e) of the Registrant's Report on Form 10-K for the year ended
                  January 3, 1999, is incorporated herein by reference).

         5        Opinion of Bass, Berry & Sims PLC.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

         24       Power of Attorney (included on Page II-3).


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